Exhibit 99.1

MERGE HEALTHCARE
LOGO

News Release

Merge Healthcare
Melanie Gretzon
Director, Corporate Services
414.977.4000
ir@mergehealthcare.com

MERGE TECHNOLOGIES RECEIVES EXPECTED ADDITIONAL NASDAQ NOTIFICATION

Company expects to satisfy all requirements for continued listing and make all necessary filings by December 31, 2007

MILWAUKEE, WI, November 16, 2007 – Merge Technologies Incorporated, d.b.a. Merge Healthcare (NASDAQ: MRGE; TSX: MRG) (the “Company”) today announced that the Company received a written notification from the staff of The NASDAQ Stock Market on November 13, 2007, stating that the Company’s failure to timely file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2007 would serve as an additional basis for delisting the Company’s common stock from The NASDAQ Stock Market.  The Company expected to receive the NASDAQ notification due to the Company not filing its Form 10-Q for the quarter ended September 30, 2007. This notification is in addition to prior NASDAQ staff notifications stating that the common stock was subject to delisting because the Company did not timely file its Quarterly Report on Form 10-Q for the quarter ended June 30, 2007.

The Company previously announced its receipt of a written notification from the NASDAQ Listing Qualifications Panel stating that the panel determined to continue the listing of the Company’s common stock on the NASDAQ Global Market, subject to the Company’s filing its Form 10-Q for the quarter ended June 30, 2007 and all required restatements by no later than January 29, 2008. The Company will also need to file its Form 10-Q for the quarter ended September 30, 2007 by that date to regain compliance with the NASDAQ listing standards.  The Company expects that it will meet the deadlines set by the NASDAQ Listing Qualifications Panel.

As indicated in the Company’s news release dated October 29, 2007, the Company currently expects to file, on or before December 31, 2007: (i) its restated audited financial statements for the years ended December 31, 2004, 2005 and 2006, as well as other restated financial information previously included in the Company’s Annual Report on Form 10–K for the year ended December 31, 2006, (ii) its restated unaudited financial statements included in its Quarterly Report on Form 10–Q for the quarter ended March 31, 2007, and (iii) its unaudited Quarterly Reports on Form 10–Q for the quarters ended June 30, 2007 and September 30, 2007.

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Merge Healthcare is a market leader in the development and delivery of medical imaging and information management software and services. Our innovative software solutions use leading–edge imaging software technologies that accelerate market delivery for our OEM customers, while our end–user solutions improve our customers’ productivity and enhance the quality of patient care they provide. For additional information, visit our website at www.mergehealthcare.com.

Cautionary Notice Regarding Forward–Looking Statements

This announcement may include forward–looking statements within the meaning and subject to the protections of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended.  When used in this announcement, the words “will,” “believes,” “intends,” “anticipates,” “expects” and similar expressions of the future are intended to assist you in identifying such forward–looking statements. Such forward–looking statements include, among others, statements regarding the timing of our completion of our restatements and filings of related SEC reports.

Any number of factors could cause the actual timing or results to differ from the results contemplated by such forward–looking statements, including, but not limited to: the restatement may take longer to complete than expected; the Company’s inability to timely file reports with the Securities and Exchange Commission; risks associated with the Company’s inability to meet the requirements of The NASDAQ Stock Market for continued listing, including possible delisting; risks and effects of the past and current restatement of financial statements of the Company and other actions that may be taken or required as a result of such restatement; costs, risks and effects of legal proceedings and investigations, including the formal investigation being conducted by the Securities and Exchange Commission and class action, derivative, and other lawsuits; the uncertainty created by and the adverse impact on relationships with customers, potential customers, suppliers and investors potentially resulting from, and other risks associated with, the changes in the Company’s senior management; and other risk factors detailed in the Company’s filings with the Securities and Exchange Commission.

You should not place undue reliance on forward–looking statements, since the statements speak only as of the date that they are made. We do not have, or undertake any obligation to, publicly update, revise or correct any of the forward–looking statements after the date of this announcement, or after the respective dates on which such statements otherwise are made, whether as a result of new information, future events or otherwise. This announcement should be read in conjunction with the risk factors, financial information and other information contained in the filings that the Company makes and previously has made with the Securities and Exchange Commission.